ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Balance Sheet
June 30, 2007
(Unaudited)

Current Assets:
Cash	$1,228,440
Accounts receivable	45,374
Inventory	34,777
Other current assets	36,861
Total current assets	1,345,452

Equipment, net	204,019

Other Assets	73,113

Total Assets	$1,622,584

Liabilities

Current Liabilities:
Cash overdraft	$23,459
Accounts payable	69,490
Accrued expenses	425,818
Refundable stock subscription	728,000
Loans payable	1,260,783
Notes payable	380,563
Accrued interest payable	609,368
Total Current Liabilities	3,497,481

Long-Term Liabilities:
Loans payable	693,963
Notes payable	4,042,500
Accrued interest payable	636,339
Total Long-Term Liabilities	5,372,802

Total Liabilities	8,870,283

Stockholders’ Deficit

Stockholders’ Deficit:
Common stock ($0.001 par value, 30,000,000 shares authorized,
authorized, 13,005,579 shares issued and outstanding)	13,006
Additional paid in capital	6,220,868
Accumulated deficit	(12,571,457)
Accumulated other comprehensive loss	(910,116)
Total Stockholders' Deficit	(7,247,699)

Total Liabilities and Stockholders' Deficit	$1,622,584

See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)

	For the six months ended	For the six months ended
	June 30, 2007	June 30, 2006
Revenue:
Third party	474,945	802,277
Related parties	-	-
Total Revenues	474,945	802,277

Operating Expenses
Research and development	946,916	1,000,344
General and administrative	1,534,700	1,733,075
Total Operating Expenses	2,481,616	2,733,419

Loss from Operations	(2,006,671)	(1,931,142)

Other Income (Expense)
Interest income	21,641	387,332
Other income	15,335	-
Interest expense	(111,232)	(240,752)
Other Expense - net	(74,256)	146,580

Net Loss	$(2,080,927)	$(1,784,562)

Net loss per share - basic and diluted	$(0.16)	$(0.14)

Weighted average number of shares outstanding
during the period - basic and diluted	13,005,579	12,643,631

See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2006 and 2005

				Accumulated
			Additional	Other
	Common Shares		Paid-In	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	(Loss)	Total

Balance at December 31, 2004	10,250,000	$10,250	$499,750	$(206,235)	$-	$303,765

Issuances of common stock,
net of direct offering costs of $126,000	1,185,000	1,185	2,810,315	-	-	2,811,500

Acquisition of subsidiary’s net liabilities	-	-	(2,483,532)	-	-	(2,483,532)

Options granted, share-based:
Compensation	-	-	124,977	-	-	124,977
Consulting	-	-	62,485	-	-	62,485

Comprehensive loss:
Net loss for the year	-	-	-	(1,616,073)	-	(1,616,073)
Foreign currency translation loss	-	-	-	-	(28,250)	(28,250)
Total comprehensive loss	-	-	-	-	-	(1,644,323)

Balance at December 31, 2005	11,435,000	11,435	1,013,995	(1,822,308)	(28,250)	(825,128)

Issuances of common stock,
net of direct offering costs of $152,250	1,404,000	1,404	3,356,346	-	-	3,357,750

Issuances of common stock
as direct offering cost	66,579	67	(67)	-	-	-

Issuances of common stock and
warrants for licensing rights
of intellectual property	100,000	100	738,520	-	-	738,620

Options granted, share-based:
Compensation	-	-	431,189	-	-	431,189
Consulting	-	-	137,398	-	-	137,398

Comprehensive loss:
Net loss for the year	-	-	-	(8,668,222)	-	(8,668,222)
Foreign currency translation loss	-	-	-	-	(739,895)	(739,895)
Total comprehensive loss	-	-	-	-	-	(9,408,117)

Balance at December 31, 2006	13,005,579	$13,006	$5,677,381	$(10,490,530)	$(768,145)	$(5,568,28)

See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
(Unaudited)

	For the six months ended	For the six months ended
	June 30, 2007	June 30, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,080,927)	$(1,784,562)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	33,898	51,601
Share based compensation	306,214	215,594
Share based consulting	237,273	43,729
Common stock and warrants for intellectual property	-	488,620
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	2,364	4,941
Prepaids	1,547	2,735
Other assets	(11,378)	(65,396)
Increase (Decrease) in:
Accounts payable	(38,787)	(96,792)
Accrued liabilities	172,219	(391,680)
Net Cash Used In Operating Activities	(1,377,577)	(1,531,210)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of equipment	-	(25,081)
Net Cash Used in Investing Activities	-	(25,081)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft	23,147	-
Refundable stock subscription	728,000	-
Proceeds from sale of common stock	-	3,310,000
Cash paid for direct offering costs	-	(152,250)
Repayment of loans and notes payable - related party	(102,038)	(806,948)
Net Cash Provided By Financing Activities	649,109	2,350,802

Net Increase (Decrease) in Cash	(728,468)	794,511

Effect of exchange rates on cash	2,263	(43,336)

Cash - Beginning of Period	1,954,645	2,412,211

Cash - End of Period	$1,228,440	$3,163,386

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$-	$-
Interest	$-	$291,289

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Per balance sheet	1,228,440	3,163,386
Difference	-	-

Accrued interest 12-31-06/05	1,128,184	639,231
Interest expense 6-30-07/06	111,232	240,752
Accrued interest 6-30-07/06	(1,245,707)	(588,694)

Cash paid for interest	$(6,291)	$291,289
	$-	$291,289

See accompanying notes to consolidated financial statements.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

NOTE A - BASIS OF PRESENTATION, ORGANIZATION, NATURE OF OPERATIONS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ equity or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the required financial information on Form 8-K, which contains the audited financial statements and notes thereto for the year ended December 31, 2006. The interim results for the period ended June 30, 2007 are not necessarily indicative of results for the full fiscal year.

Organization: OncoVista, Inc. (OncoVista) was incorporated on September 22, 2004 in the State of Delaware and is a privately held pharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of cancer and related life-threatening diseases. OncoVista’s corporate offices are located in San Antonio, Texas.

In December 2005, OncoVista acquired a controlling (51%) interest in AdnaGen AG, a research and development company based in Langenhagen, Germany. AdnaGen AG focuses on the development of innovative tumor diagnostics by utilizing its proprietary technology for the detection and analysis of rare cells. For financial reporting purposes, the acquisition of AdnaGen AG was treated as a business combination pursuant to SFAS No. 141.

Principles of Consolidation: The consolidated financial statements include the accounts of OncoVista and AdnaGen AG (collectively, the “Company”). All intercompany balances have been eliminated.

Comprehensive Loss: The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.

Revenue Recognition: The Company recognizes revenue when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and 4) collectibility is reasonably assured. The Company’s customers have no right of return for products sold.

For operations in the United States (Oncovista), revenues are earned pursuant to customary performance required by agreements with research institutions or other for profit entities. During the six months ended June 30, 2007 and 2006, Oncovista earned $80,000 and $0 respectively. In 2007, $50,000 was earned pursuant to a research agreement with a university to test, refine and replicate a chemical compound; and $30,000 was earned from the cancellation of a contract requiring the payment be made in January 2007. In 2006, US operations reported no revenue.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

For operations in Germany (AdnaGen), revenues are considered earned upon shipment of test kits or pursuant to terms of a license fee agreement. During the six months ended June 30, 2007 and 2006, AdnaGen earned approximately $395,000 and $802,000 respectively.

In 2007, approximately $116,000 was earned from the shipment of test kits and approximately $279,000 was earned pursuant to the terms of a licensing agreement with a third party.

In 2006, approximately $23,000 was earned from the shipment of test kits and approximately $779,000 was earned pursuant to the terms of a licensing agreement with a third party.

Use of Estimates: The preparation of financial statements in conformity with U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Significant estimates include depreciable lives of property, valuation of stock options and warrants granted for services or compensation pursuant to SFAS No. 123(R), and the valuation allowance for deferred tax assets.

Cash: For the purpose of the Statements of Cash Flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At June 30, 2007, the balance exceeded the federally insured limit by $1,149,538.

Accounts Receivable: There has been no identifiable bad debt expense during the period ending June 30, 2007. Additionally, the Company has not recorded any allowance for doubtful accounts. The allowance is generally determined based on an account-by-account review. Accounts are charged off when collection efforts have failed and the account is deemed uncollectible. The Company does not charge interest on accounts receivable.

Inventory: Inventory is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method. Inventory consists of finished goods in the form of select and detect breast cancer and colon cancer kits. During the period ended June 30, 2007, there were no write-downs to net realizable value due to obsolescence.

Equipment: Equipment is stated at cost, less accumulated depreciation. Costs greater than $500 are capitalized and depreciated on a straight-line basis over the estimated useful lives, which ranges from three to ten years.

Long-Lived Assets: Long-lived assets, other than Goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Minority Interest: Under generally accepted accounting principles, when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the minority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest. If future earnings do materialize, the Company will be credited to the extent of such losses previously absorbed. For financial reporting purposes, minority interest will not be presented until the minority’s share of profit exceeds its previously recorded deficit.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

Shipping and Handling Costs: Shipping and handling costs are classified as a separate component of operating expenses and those billed to customers are recorded as revenue in the statement of operations. Shipping and handling costs are not significant.

Research and Development Expenses: The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include employee and non-employee compensation and stock-based compensation.

Customer Concentration: The Company derived 88% of its revenues from two customers during the six months ended June 30, 2007 and 95% of its revenues from one customer during the six months ended June 30, 2006.

Foreign Country Risks: The Company may be exposed to certain risks as a portion of its operations are being conducted in Germany. These include risks associated with, among others, the political, economic and legal environment, as well as foreign currency exchange risk. The Company’s results may be adversely affected by change in the political and social conditions in Germany due to governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittances abroad, and rates and methods of taxation, among other things. The Company does not believe these risks to be significant, and no such losses have occurred in the current or prior years because of these factors. However, there can be no assurance those changes in political and other conditions will not result in any adverse impact in future periods.

Regulatory Matters: Regulations imposed by federal, state and local authorities in the United States, as well as authorities in other countries, are a significant factor in the conduct of research, development, manufacturing and eventual marketing of the Company’s products. In the United States, drugs, biological products, and medical devices are regulated by the United States Food, Drug and Cosmetic Act, which is administered by the U.S. Food and Drug Administration. In Europe, sales of diagnostic products are regulated by Directorate General III of the European Commission, which allows the Company’s subsidiary to market its products under CE label as clinical diagnostics in the European Community.

Net Loss Per Share: Basic earnings (loss) per share are computed by dividing the net income (loss) by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding including the effect of share equivalents. Common stock equivalents consist of shares issuable upon the exercise of certain common stock purchase warrants and stock options. See Note D(2) for disclosure of securities that could potentially dilute basic earnings per share in future periods that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive for the periods presented.

Share-Based Compensation: On January 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including grants of employee stock options based on estimated fair values. The Company has used the Black-Scholes option pricing model to estimate grant date fair value for all option grants.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

Share-based compensation expense is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the year, less expected forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary in subsequent periods if actual forfeitures differ from those estimates. The Company has not computed any forfeitures, actual or expected, as they have a limited operating history pertaining to actual grants and vesting terms.

Additionally, common stock and warrants were issued in connection with the acquisition of intellectual property and as direct offering costs.

Foreign Currency Translation: The financial position and results of operations of the Company’s foreign subsidiary are measured using the local currency (Euros) as the functional currency. Assets and liabilities of the subsidiary have been translated at current exchange rates as of June 30, 2007 and related revenue and expenses have been translated at an average exchange rate for the periods ended June 30, 2007 and 2006. All equity transactions have been translated at their historical rates when the transaction occurred. The aggregate effect of translation adjustments is included as a component of accumulated other comprehensive loss and as a component of stockholders’ deficit. Transaction gains and losses related to operating assets and liabilities are included in general and administrative expense.

Fair Value of Financial Instruments: The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, accounts payable, accrued expenses, loans payable, notes payable, and other payables, approximate fair value due to the relatively short period to maturity for these instruments.

Recent Accounting Pronouncements: In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company adopted SFAS No. 155 on January 1, 2007 and it did not have a material effect on its consolidated financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adopting of this Interpretation did not have a material impact on their financial position, results of operations or cash flows.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on their financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 158 (“SFAS 158”), “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS 158 requires employers to recognize the under funded or over funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in the funded status in the year in which the changes occur through accumulated other comprehensive income. Additionally, SFAS 158 requires employers to measure the funded status of a plan as of the date of its year-end statement of financial position. The new reporting requirements and related new footnote disclosure rules of SFAS 158 are effective for fiscal years ending after December 15, 2006. The new measurement date requirement applies for fiscal years ending after December 15, 2008. The Company does not expect the adoption of SFAS 158 to have a material impact on their consolidated financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The Company adopted SAB No. 108 and it did not have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The Company will adopt SFAS No. 159 on January 1, 2008 and it is not expected to have a material effect on its financial position, results of operations or cash flows.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

NOTE B - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $2,080,927 and net cash used in operations of $2,006,671 for the period ended June 30, 2007, a working capital deficit of $2,152,029, an accumulated deficit of $12,571,457 and a total stockholders’ deficit of $7,247,699 at June 30, 2007.

The ability of the Company to continue as a going concern is dependent on it to further implement its business plan, resolve its liquidity problems, principally by obtaining additional debt and/or equity financing, and generate additional revenues from collaborative agreements or sale of pharmaceutical products. The Company is also in default on loans, notes, and related accrued interest aggregating $609,368 at June 30, 2007. In August 2007, the Company completed a private placement offering that generated approximately $6.3 million in working capital. However, the Company believes that additional capital will be required to fund current and expected future operations.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE C - EQUIPMENT

Equipment consists of the following at June 30, 2007:

Equipment	$560,659
Less accumulated depreciation	(356,640)

Equipment, net	$204,019

NOTE D - STOCKHOLDERS’ DEFICIT

(1) Stock-based compensation and consulting

Six months ended June 30, 2007: The Company recognized $306,214 in compensation expense based upon the vesting terms of certain option grants. Of the total, $62,488 was allocated to cost of sales and the remaining $243,726 is included as a component of research and development.

During the six months ended June 30, 2007, the Company recognized $237,273 in consulting expense based upon the vesting terms of certain option grants.

(2) Stock Options

The Company granted options to its officers and employees under its 2004 Stock Incentive Plan (the “Plan”). The Plan is authorized to grant options for up to 1,000,000 shares of common stock to employees, directors, and consultants who provide service to the Company. Options granted have a vesting schedule with a term ranging from grant date to four years and become fully exercisable based on specific terms imposed at the date of grant. All awards pursuant to the Plan shall terminate upon the termination of the grantees employment for any reason.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

Pursuant to the provisions of SFAS No. 123(R), in the event of termination, the Company will cease to recognize compensation expense. There is no deferred compensation recorded upon initial grant date, instead, the fair value of the share-based payment is recognized ratably over the stated vesting period. There were no stock option grants during the six months ended June 30, 2007.

A summary of the Company’s stock option activity and related information is as follows:

	Exercise	Wt. Avg.
	Shares	Price

Outstanding at December 31, 2005	620,000	$0.06
Granted	615,000	2.30
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2006	1,235,000	1.18
Granted	-	-
Exercised	-	-
Forfeited	-	-
Outstanding at June 30, 2007 (unaudited)	1,235,000	$1.18
Options exercisable at June 30, 2007 (unaudited)	805,000	$1.23

The following table summarizes information about the options outstanding:

	Options Outstanding			Options Exercisable

		Wt. Avg.
		Remaining	Wt. Avg.	Number	Wt. Avg.
Exercise	Number	Contractual	Exercise	Currently	Exercise
Price	Outstanding	Life	Price	Exercisable	Price

June 30, 2007

$ 0.001	250,000	7.55 yrs.	$ 0.001	125,000	$ 0.001
$ 0.10	420,000	7.79 yrs.	0.10	295,000	0.10
$ 2.50	565,000	8.20 yrs.	2.50	385,000	2.50

	1,235,000	7.99 yrs.	$ 1.18	805,000	$ 1.23

The above schedule includes 285,000 in warrants having an exercise price of $2.50. These warrants have a weighted average remaining contractual life of 6.14 years and were issued in exchange for intellectual property and direct offering costs.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

NOTE E - RELATED PARTY TRANSACTIONS

On October 13, 2004, the Company entered into a license agreement with Lipitek International, Inc. (“Lipitek International”), pursuant to which Lipitek International granted to the Company an exclusive worldwide royalty and milestone-bearing right and license to utilize the patents and technologies of Lipitek relating to L-Nucleosides and their conjugates.

On November 17, 2005, the Company entered into a purchase agreement with Lipitek International and Alexander L. Weiss, Ph.D. pursuant to which Lipitek International granted the Company an option to purchase all membership interests in Lipitek Research, LLC (“Lipitek Research”) for a purchase price of $5,000,000, payable in installments. On or before July 28, 2012, the Company is required to pay the balance of the purchase price. Prior to the full payment of the purchase price, the Company has the option upon 30 day’s written notice to abandon the purchase of Lipitek Research upon forfeiture of the amounts already paid. In addition, Lipitek International and Alexander Weis agreed to use reasonable efforts to ensure that the Company has the right of first negotiation with respect to any Lipitek International intellectual property related to anti-cancer, anti-fungal, anti-parasitic and anti-malarial activities (except that derived from South American plants and vegetation) and to intellectual property arising out of any current research or research contract of Lipitek Research. For the six months ended June 30, 2007 and 2006, the Company recognized revenues of $0 and $0, respectively. For the six months ended June 30, 2007 and 2006, the Company paid $100,000 respectively toward the agreement and expensed it as a component of research and development.

The Company also leases its laboratory space from Lipitek, Inc. under a five-year lease agreement. See Note H. Rent is based on reasonable and customary rates as if the space were rented to an outside party.

Alexander L. Weiss, Ph.D., is Oncovista’s Chairman of the Board of Directors, Chief Executive Officer, President and a significant shareholder, and is the ultimate beneficial owner of Lipitek International and Lipitek Research.

NOTE F - SEGMENT INFORMATION

The Company follows SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information”, with respect to its operating segments. The Company’s revenue is substantially derived from the operation in a single business segment, the development of innovative tumor diagnostics for detection, analysis, and treatment of rare (cancer) cells. Sales to customers outside the United States (in Europe) are made by AdnaGen AG, its German subsidiary.

For the six months ended June 30, 2007 and 2006, approximately 83% and 100%, respectively, of its revenue was from its German subsidiary. The following is a summary of the Company’s consolidated operations and assets for the six months ended June 30, 2007 and 2006, respectively:

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

Six Months Ended June 30, 2007

	OncoVista, Inc.	AdnaGen AG	Consolidated
	(United States	(Germany)

Revenue	$80,000	$394,945	$474,945
Operating expenses	1,745,070	736,546	2,481,616

Loss from operations	(1,665,070)	(341,601)	(2,006,671)

Other income (expenses), net	3,552	(77,808)	(74,256)

Net Loss	$(1,661,518)	$(419,409)	$(2,080,927)

Assets	$3,153,961	$392,607	$1,622,584

Six Months Ended June 30, 2006

	OncoVista, Inc.	AdnaGen AG	Consolidated
	(United States)	(Germany)

Revenue	$-	$802,277	$802,277
Operating expenses	1,777,248	956,171	2,733,419

Loss from operations	(1,777,248)	(153,894)	(1,931,142)

Other income (expenses), net	7,063	139,517	146,580

Net Loss	$(1,770,185)	$(14,377)	$(1,784,562)

Assets	$6,850,867	$1,177,229	$8,028,096

NOTE G - REFUNDABLE STOCK SUBSCRIPTION

During the six months ended June 30, 2007, the Company received $728,000 in subscriptions from certain related and third parties pursuant to a private placement offering. The offering was cancelled. The Company contacted the investors and offered a refund or the opportunity to participate in a future offering. As a result, a portion of the funds were placed into and credited with the Company’s private placement that closed on August 15, 2007. (See Note H)

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2007
(Unaudited)

NOTE H - SUBSEQUENT EVENTS

(1) 2007 Private Placement

On August 15, 2007, the Company completed the closing of a private placement whereby it sold to accredited investors 970,712 units at $7.00 per unit, each unit consisting of four shares of Company common stock and a warrant to acquire one share of Company common stock. The net proceeds were approximately $6,300,000 after payment of placement agent fees of $418,000 and expenses of approximately $75,000. In connection with the private placement, the Company issued warrants to its placement agent, Maxim Group, LLC, to acquire 278,857 shares of the Company common stock. The warrants and placement agent warrants (collectively, the “Warrants”) are exercisable through August 15, 2012 at the exercise price of $2.50 per share, subject to adjustment for stock splits, stock dividends, distributions, reorganizations, reclassifications, consolidations and mergers. The Warrants may also be exercised on a cashless or net issuance basis if after August 15, 2008 there is no effective registration statement covering the resale of the shares of common stock and shares underlying the warrants.

(2) AVUG Stock Purchase

On August 16, 2007, the Company acquired an aggregate of 10,963,851 shares of common stock of Aviation Upgrade Technologies, Inc. (“AVUG”) (or 16,160,430 shares of AVUG common stock after giving effect to the forward split that went effective on October 22, 2007) constituting approximately 95.7% of AVUG’s issued and outstanding capital stock for cash consideration of $667,000. The acquisition resulted in a change of control.

(3) AVUG Reverse Merger

On October 26, 2007, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oncovista Acquisition Corp. (“NewSub”), a wholly owned subsidiary, and AVUG. On November 13, 2007, NewSub merged with and into the Company with the Company remaining as the surviving corporation. As a result of the merger, the Company became the wholly owned subsidiary of AVUG and the Company’s existing business operations became AVUG’s sole line of business. On the closing date of the merger, each outstanding share of common stock of the Company was exchanged for one share of AVUG common stock such that the Company’s shareholders became holders of approximately 95.9% of AVUG’s issued and outstanding capital stock. In addition, all shares acquired by the Company on August 16, 2007 were cancelled and retired. The reverse merger is being accounted for as a recapitalization.

(4) Biomed Loan

During 2005, Biomed Solutions, LLC (“Biomed”) loaned the Company a total of $525,563 accruing interest at the rate of 8% per annum. In 2006, the Company paid $245,000 to Biomed and in October 2007, in full settlement of the remaining principal and interest of $350,605 due under the loan, the Company paid a further $300,000 to Biomed. As a result, the Company recognized a gain on debt settlement of $50,605. Biomed is controlled by an affiliate company of one of our current directors as well as one of our former directors.